Post-Qualification Offering Circular Amendment No. 48

File No. 024-10496

PART II

OFFERING CIRCULAR

 Groundfloor Finance Inc.

Nineteen Series of Limited Recourse Obligations

Totaling $2,274,420

Dated: July 20, 2017

This Post-Qualification Offering Circular Amendment No. 48 (this “PQA”) amends the offering circular of Groundfloor Finance Inc, dated December 8, 2015, as qualified on December 15, 2015, and as may be amended and supplemented from time to time (the “Offering Circular”), to add additional securities to be offered pursuant to the Offering Circular. Unless otherwise defined below, capitalized terms used herein shall have the same meanings as set forth in the Offering Circular. See “Incorporation by Reference of Offering Circular” below.

This PQA relates to the offer and sale of up to an additional $2,274,420 in aggregate amount of Limited Recourse Obligations (the “LROs”) consisting of 19 separate series of LROs to be issued by Groundfloor Finance Inc. (the “Company,” “we,” “us,” or “our”).

We own and operate a web-based investment platform accessible at www.groundfloor.us (the “Platform”) on which we conduct our business. Our principal offices are located at 75 Fifth Street, NW, Suite 2170, Atlanta, GA 30308. The phone number for these offices is (404) 850-9225.  Our mailing address is PO Box 79346, Atlanta, GA 30357.

We will issue the LROs in distinct series, each corresponding to a real estate development project (each, a “Project”) financed by a commercial loan from us (each, a “Loan”). The borrower for each Project is a legal entity (the “Borrower”) that owns the underlying property and has been organized by one or more individuals (each, a “Principal”) that own and operate the Borrower.

The LROs will be unsecured special, limited obligations of the Company. The LROs are not listed on any national securities exchange or on the over-the-counter inter-dealer quotation system. There is no market for the LROs. Our obligation to make payments on a LRO is limited to an amount equal to each holder’s pro rata share of the amount of payments, if any, actually received as payments on the corresponding Loan, net of certain fees and expenses retained by us. See the sections titled “General Terms of the LROs,” “The LROS Covered by this Offering Circular,” and “Project Summaries” of the Offering Circular, as amended hereby, for the specific terms of the series of LROs covered by this PQA.

We do not guarantee payment of the LROs in the amount or on the time frame expected. The LROs are not obligations of the Borrowers or their Principals, and we do not guarantee payment on the corresponding Loans. We have the authority to modify the terms of the corresponding Loans which could, in certain circumstances, reduce (or eliminate) the expected return on your investment. See the section titled “General Terms of the LROs—Administration, Service, Collection and Enforcement of Loan Documents” of the Offering Circular.

The LROs are speculative securities. Investment in the LROs involves significant risk, and you may be required to hold your investment for an indefinite period of time. You should purchase these securities only if you can afford a complete loss of your investment. See the “Risk Factors” section on page 16 of the Offering Circular.

We will commence the offering of each series of LROs promptly after the date this PQA is qualified by posting on the Platform a separate landing page corresponding to each particular Loan and Project (each, a “Project Summary”). The offering of each series of LROs covered by this PQA will remain open until the earlier of (1) 30 days, unless extended, or (2) the date the offering of a particular series of LROs is fully subscribed with irrevocable funding commitments (the “Offering Period”); however, we may extend the Offering Period for a particular series of LROs in our sole discretion (with notice to potential investors), up to a maximum of 45 days. We will notify investors who have previously committed funds to purchase such series of LROs of any such extension by email and will post a notice of the extension on the corresponding Project Summary on the Platform.

This Offering is being conducted on a “best-efforts” basis, which means our officers will use their commercially reasonable best efforts in an attempt to sell the LROs. Such officers will not receive any commission or any other remuneration for these sales. In offering the LROs on our behalf, the officers will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended.

The LROs offered hereby may only be purchased by investors residing in California, Georgia, Illinois, Maryland, Massachusetts, Texas, Virginia, Washington, and the District of Columbia. We may also offer or sell LROs in other states by qualifying an offering statement covering the LROs in those states or in reliance on exemptions from registration requirements of the laws of those states. The Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sales of these securities in any state in which such offer, solicitation or sale would be, unlawful, prior to registration or qualification under the laws of any such state. In addition, the LROs are offered only to investors who meet certain financial suitability requirements. See the section titled “Investor Suitability Requirements” of the Offering Circular.

NO FEDERAL OR STATE SECURITIES COMMISSION HAS APPROVED, DISAPPROVED, ENDORSED, OR RECOMMENDED THIS OFFERING. YOU SHOULD MAKE AN INDEPENDENT DECISION WHETHER THIS OFFERING MEETS YOUR INVESTMENT OBJECTIVES AND FINANCIAL RISK TOLERANCE LEVEL. NO INDEPENDENT PERSON HAS CONFIRMED THE ACCURACY OR TRUTHFULNESS OF THIS DISCLOSURE, NOR WHETHER IT IS COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS ILLEGAL.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.

	Offering price to the public	Underwriting discounts and commissions	Proceeds to issuer(1)(2)	Proceeds to other persons
Per Unit	$10.00	N/A	$10.00	N/A
Total Minimum	$52,090	N/A	$52,090	N/A
Total Maximum	$2,274,420	N/A	$2,274,420	N/A

(1) We estimate all expenses for this Offering to be approximately $4,500, which will not be financed with the proceeds of the Offering.

(2) Assumes no promotions or discounts applied to any offerings covered by this PQA.

Incorporation by Reference of Offering Circular

The Offering Circular, including this PQA, is part of an offering statement (File No. 024-10496) that we filed with the Securities and Exchange Commission (the “Commission”). We hereby incorporate by reference into this PQA the following:

1.	Part II of the Offering Circular, including the form of LRO Agreement beginning on page LRO-1 thereof to the extent not otherwise modified or replaced by offering circular supplement and/or post-qualification amendment;
2.	Post-Qualification Amendment No. 11 to the Offering Circular, including the Financial Statements beginning on page F-1 thereof;
3.	Post-Qualification Amendment No. 34 to the Offering Circular;
4.	Offering Circular Supplement No. 11 to the Offering Circular;
5.	Post-Qualification Amendment No. 36 to the Offering Circular;
6.	Post-Qualification Amendment No. 44 to the Offering Circular, including the Financial Statements beginning on page F-1 thereof; and
7.	Offering Circular Supplement No. 17 to the Offering Circular.

Note that any statement that we make in this PQA (or have made in the Offering Circular) will be modified or superseded by any inconsistent statement made by us in a subsequent offering circular supplement or post-qualification amendment.

The LROS Covered by this Offering Circular

The following tabular information is added under “The LROs Covered by this Offering Circular” on page 10 and page 100 of the Offering Circular:

Series of LRO/Project Name: 616 East 148th Street, Dolton, IL 60419
Developer (borrowing entity): NRMT LLC
Aggregate Purchase Amount of the LRO: $52,090	Expected Return Rate of the LRO: 10.5% per annum
Final Payment Date: 9 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
• Purpose for Loan: Renovation • Address/Location of Project: 616 East 148th Street, Dolton, IL 60419	• Loan Principal: $52,090 • Interest Rate: 10.5% and Grade: C • Term and Repayment Terms: 9 months – Balloon payment • Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

1

Series of LRO/Project Name: 425 Breezeview Circle, Macon, GA 31220
Developer (borrowing entity): You 2 Own, Inc.
Aggregate Purchase Amount of the LRO: $54,230	Expected Return Rate of the LRO: 14.5% per annum
Final Payment Date: 12 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
• Purpose for Loan: Acquisition & Renovation • Address/Location of Project: 425 Breezeview Circle, Macon, GA 31220	• Loan Principal: $54,230 • Interest Rate: 14.5% and Grade: D • Term and Repayment Terms: 12 months – Balloon payment • Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

Series of LRO/Project Name: 2409 Colorado Trail Southwest, Atlanta, GA 30331
Developer (borrowing entity): Cash Sale Quick Close LLC
Aggregate Purchase Amount of the LRO: $57,860	Expected Return Rate of the LRO: 14.5% per annum
Final Payment Date: 12 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
• Purpose for Loan: Acquisition & Renovation • Address/Location of Project: 2409 Colorado Trail Southwest, Atlanta, GA 30331	• Loan Principal: $57,860 • Interest Rate: 14.5% and Grade: D • Term and Repayment Terms: 12 months – Balloon payment • Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

2

Series of LRO/Project Name: 148 Vista Circle, Easley, SC 29642
Developer (borrowing entity): Pendleton Capital Partners LLC
Aggregate Purchase Amount of the LRO: $64,280	Expected Return Rate of the LRO: 8.5% per annum
Final Payment Date: 12 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
• Purpose for Loan: Acquisition & Renovation • Address/Location of Project: 148 Vista Circle, Easley, SC 29642	• Loan Principal: $64,280 • Interest Rate: 8.5% and Grade: B • Term and Repayment Terms: 12 months – Balloon payment • Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

Series of LRO/Project Name: 306 Martha Street, Forest Park, GA 30297
Developer (borrowing entity): Bolden Capital Group, LLC
Aggregate Purchase Amount of the LRO: $67,320	Expected Return Rate of the LRO: 11.0% per annum
Final Payment Date: 12 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
• Purpose for Loan: Acquisition & Renovation • Address/Location of Project: 306 Martha Street, Forest Park, GA 30297	• Loan Principal: $67,320 • Interest Rate: 11.0% and Grade: C • Term and Repayment Terms: 12 months – Balloon payment • Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

3

Series of LRO/Project Name: 2443 Cecelia Avenue, Maryville, TN 37804
Developer (borrowing entity): Mountain Capital Solutions, LLC
Aggregate Purchase Amount of the LRO: $68,390	Expected Return Rate of the LRO: 11.0% per annum
Final Payment Date: 12 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
• Purpose for Loan: Acquisition & Renovation • Address/Location of Project: 2443 Cecelia Avenue, Maryville, TN 37804	• Loan Principal: $68,390 • Interest Rate: 11.0% and Grade: C • Term and Repayment Terms: 12 months – Balloon payment • Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

Series of LRO/Project Name: 4302 Garden Drive, Knoxville, TN 37918
Developer (borrowing entity): Mountain Capital Solutions, LLC
Aggregate Purchase Amount of the LRO: $91,630	Expected Return Rate of the LRO: 14.0% per annum
Final Payment Date: 12 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
• Purpose for Loan: Acquisition & Renovation • Address/Location of Project: 4302 Garden Drive, Knoxville, TN 37918	• Loan Principal: $91,630 • Interest Rate: 14.0% and Grade: D • Term and Repayment Terms: 12 months – Balloon payment • Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

4

Series of LRO/Project Name: 977 Gilbert Street, Columbus, OH 43206
Developer (borrowing entity): Hazley Business Solutions, LLC
Aggregate Purchase Amount of the LRO: $92,090	Expected Return Rate of the LRO: 11.0% per annum
Final Payment Date: 12 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
• Purpose for Loan: Acquisition & Renovation • Address/Location of Project: 977 Gilbert Street, Columbus, OH 43206	• Loan Principal: $92,090 • Interest Rate: 11.0% and Grade: C • Term and Repayment Terms: 12 months – Balloon payment • Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

Series of LRO/Project Name: 1655 Richland Road Southwest, Atlanta, GA 30311
Developer (borrowing entity): Trellis Properties
Aggregate Purchase Amount of the LRO: $92,830	Expected Return Rate of the LRO: 6.5% per annum
Final Payment Date: 12 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
• Purpose for Loan: Renovation • Address/Location of Project: 1655 Richland Road Southwest, Atlanta, GA 30311	• Loan Principal: $92,830 • Interest Rate: 6.5% and Grade: A • Term and Repayment Terms: 12 months – Balloon payment • Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

5

Series of LRO/Project Name: 325 Thurston Avenue, Thomaston, GA 30286
Developer (borrowing entity): Bolden Capital Group, LLC
Aggregate Purchase Amount of the LRO: $93,230	Expected Return Rate of the LRO: 8.5% per annum
Final Payment Date: 12 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
• Purpose for Loan: Acquisition & Renovation • Address/Location of Project: 325 Thurston Avenue, Thomaston, GA 30286	• Loan Principal: $93,230 • Interest Rate: 8.5% and Grade: B • Term and Repayment Terms: 12 months – Balloon payment • Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

Series of LRO/Project Name: 62 Cottage Lane, Templeton, MA 01468
Developer (borrowing entity): Property Rehab Solutions, LLC
Aggregate Purchase Amount of the LRO: $105,930	Expected Return Rate of the LRO: 11.0% per annum
Final Payment Date: 12 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
• Purpose for Loan: Acquisition & Renovation • Address/Location of Project: 62 Cottage Lane, Templeton, MA 01468	• Loan Principal: $105,930 • Interest Rate: 11.0% and Grade: C • Term and Repayment Terms: 12 months – Balloon payment • Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

6

Series of LRO/Project Name: 166 Mill Glen Road, Winchendon, MA 01475
Developer (borrowing entity): Purposeful Realty, LLC
Aggregate Purchase Amount of the LRO: $117,980	Expected Return Rate of the LRO: 11.0% per annum
Final Payment Date: 12 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
• Purpose for Loan: Renovation • Address/Location of Project: 166 Mill Glen Road, Winchendon, MA 01475	• Loan Principal: $117,980 • Interest Rate: 11.0% and Grade: C • Term and Repayment Terms: 12 months – Balloon payment • Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

Series of LRO/Project Name: 823 Gilbert Street, Columbus, OH 43206
Developer (borrowing entity): Hazley Business Solutions, LLC
Aggregate Purchase Amount of the LRO: $124,000	Expected Return Rate of the LRO: 11.0% per annum
Final Payment Date: 12 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
• Purpose for Loan: Acquisition & Renovation • Address/Location of Project: 823 Gilbert Street, Columbus, OH 43206	• Loan Principal: $124,000 • Interest Rate: 11.0% and Grade: C • Term and Repayment Terms: 12 months – Balloon payment • Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

7

Series of LRO/Project Name: 205 Algrave Way, Columbia, SC 29229
Developer (borrowing entity): Merrimack Enterprises LLC
Aggregate Purchase Amount of the LRO: $140,520	Expected Return Rate of the LRO: 10.0% per annum
Final Payment Date: 6 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
• Purpose for Loan: Acquisition & Renovation • Address/Location of Project: 205 Algrave Way, Columbia, SC 29229	• Loan Principal: $140,520 • Interest Rate: 10.0% and Grade: C • Term and Repayment Terms: 6 months – Balloon payment • Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

Series of LRO/Project Name: 311 Wood Ibis Avenue, Tarpon Springs, FL 34689
Developer (borrowing entity): J.B. Real Invest LLC
Aggregate Purchase Amount of the LRO: $163,900	Expected Return Rate of the LRO: 11.0% per annum
Final Payment Date: 12 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
• Purpose for Loan: Acquisition & Renovation • Address/Location of Project: 311 Wood Ibis Avenue, Tarpon Springs, FL 34689	• Loan Principal: $163,900 • Interest Rate: 11.0% and Grade: C • Term and Repayment Terms: 12 months – Balloon payment • Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

8

Series of LRO/Project Name: 116 93rd Avenue, Treasure Island, FL 33706
Developer (borrowing entity): RKC Realty Group
Aggregate Purchase Amount of the LRO: $208,090	Expected Return Rate of the LRO: 14.0% per annum
Final Payment Date: 9 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
• Purpose for Loan: Acquisition & Renovation • Address/Location of Project: 116 93rd Avenue, Treasure Island, FL 33706	• Loan Principal: $208,090 • Interest Rate: 14.0% and Grade: D • Term and Repayment Terms: 9 months – Balloon payment • Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

Series of LRO/Project Name: 341 Highland Avenue, City Of Orange, NJ 07050
Developer (borrowing entity): Seni Real Estate Holding I LLC
Aggregate Purchase Amount of the LRO: $214,050	Expected Return Rate of the LRO: 11.0% per annum
Final Payment Date: 12 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
• Purpose for Loan: Renovation • Address/Location of Project: 341 Highland Avenue, City Of Orange, NJ 07050	• Loan Principal: $214,050 • Interest Rate: 11.0% and Grade: C • Term and Repayment Terms: 12 months – Balloon payment • Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

9

Series of LRO/Project Name: 8250 Danubian Place, Trinity, FL 34655
Developer (borrowing entity): J.B. Real Invest LLC
Aggregate Purchase Amount of the LRO: $228,160	Expected Return Rate of the LRO: 11.0% per annum
Final Payment Date: 12 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
• Purpose for Loan: Acquisition & Renovation • Address/Location of Project: 8250 Danubian Place, Trinity, FL 34655	• Loan Principal: $228,160 • Interest Rate: 11.0% and Grade: C • Term and Repayment Terms: 12 months – Balloon payment • Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

Series of LRO/Project Name: 26 Hixon Court, North Attleborough, MA 02760
Developer (borrowing entity): Jones Development, LLC
Aggregate Purchase Amount of the LRO: $237,840	Expected Return Rate of the LRO: 11.0% per annum
Final Payment Date: 12 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
• Purpose for Loan: Acquisition & Renovation • Address/Location of Project: 26 Hixon Court, North Attleborough, MA 02760	• Loan Principal: $237,840 • Interest Rate: 11.0% and Grade: C • Term and Repayment Terms: 12 months – Balloon payment • Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

10

Plan of Distribution

The following disclosure is added on page 102 of the Offering Circular under the table included under “Plan of Distribution”:

The table below lists the additional Projects covered by this PQA for which we are offering separate series of LROs. Each series of LROs is denominated by the corresponding Project’s name.

Series of LROs/Project	Aggregate Purchase Amount/Loan Principal
616 East 148th Street, Dolton, IL 60419	$52,090
425 Breezeview Circle, Macon, GA 31220	54,230
2409 Colorado Trail Southwest, Atlanta, GA 30331	57,860
148 Vista Circle, Easley, SC 29642	64,280
306 Martha Street, Forest Park, GA 30297	67,320
2443 Cecelia Avenue, Maryville, TN 37918	68,390
4302 Garden Drive, Knoxville, TN 37918	91,630
977 Gilbert Street, Columbus, OH 43206	92,090
1655 Richland Road Southwest, Atlanta, GA 30311	92,830
325 Thurston Avenue, Thomaston, GA 30286	93,230
62 Cottage Lane, Templeton, MA 01468	105,930
166 Mill Glen Road, Winchendon, MA 01475	117,980
823 Gilbert Street, Columbus, OH 43206	124,000
205 Algrave Way, Columbia, SC 29229	140,520
311 Wood Ibis Avenue, Tarpon Springs, FL 34689	163,900
116 93rd Avenue, Treasure Island, FL 33706	208,090
341 Highland Avenue, City of Orange, NJ 07050	214,050
8250 Danubian Place, Trinity, FL 34655	228,160
26 Hixon Court, North Attleborough, MA 02760	237,840
Total	$2,274,420

Project Summaries

Each Project Summary attached below is included in the Offering Circular following page PS-281.

11

PROJECT SUMMARIES FOR OFFERING CIRCULAR AMENDMENT NO. 48

PROJECT SUMMARY | 616 EAST 148TH STREET, DOLTON, IL 60419



C

Rate	Projected Term	Loan to ARV	Loan Amount	Investors
10.5%	9 months	61.3%	$52,090	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Renovation	First Lien	$52,090	Balloon payment - principal and interest returned on repayment / due at maturity.

BORROWER

NRMT LLC
Michelle Rushing - principal

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$85,000
$13,794
Total Project Costs
$71,206
GROUNDFLOOR
$52,090
$19,116
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$46,116	Loan To ARV	61.3%
Purchase Date	06/20/2017	Loan To Total Project Cost	73.2%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)



Factor	Score	Max
Loan To ARV Score	4	10
Quality of Valuation Report	3	4
Skin-in-the-Game	7	10
Location	4	8
Borrower Experience	2	5
Borrower Commitment	1	1

VALUATION REPORTS

As Complete (ARV)
$85,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



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616 East 148th Street
E 148th St
Lake Vict
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Address: 616 EAST 148TH STREET, DOLTON, IL 60419

The Borrower intends to use the loan proceeds to payoff an existing lien and complete a renovation to the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needed to begin renovation of this property on June 20, 2017 by Groundfloor Finance Inc. ("Groundfloor") or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, Groundfloor Finance Inc. ("GFI" the "Company," "we," "us," or "our") will continue to administer and service the loan as further described in the Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- Borrower is using $18,109 of the loan proceeds to pay off an existing loan that was used to acquire the property. Groundfloor will assume the first lien position. The rest of the loan proceeds will be put towards the renovation of the property, much like an acquisition and renovation loan.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No.48 to the Offering Circular dated December 8, 2015 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

NRMT LLC

DATE OF FORMATION ★
01/08/2015

FINANCIAL DATA
Reporting date: 06/30/17

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$320K	$160K	1	0

PROJECTS / REVENUE
Reporting period: 2016

Completed Projects	Revenue	Gross Margin %
3	$340K	41.18%

PRINCIPAL

Michelle Rushing

FOCUS
Fix & Flip

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
0	0	N/A

HISTORICAL AVERAGES
Reporting period: three years ending 2016

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
9	$170K	6 months	$105K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 425 BREEZEVIEW CIRCLE, MACON, GA 31220

D



Rate	Projected Term	Loan to ARV	Loan Amount	Investors
14.5%	12 months	67.8%	$54,230	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Acquisition & Renovation	First Lien	$54,230	Balloon payment - principal and interest returned on repayment / due at maturity.

BORROWER

You 2 Own, Inc.
Thomas Hurd - principal

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$80,000
$16,690
Total Project Costs
$63,310
GROUNDFLOOR
$54,230
$9,080
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$40,000	Loan To ARV	67.8%
Purchase Date	06/21/2017	Loan To Total Project Cost	85.7%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)



Loan To ARV Score 4 10
Quality of Valuation Report 3 4
Skin-in-the-Game 2 10
Location 4 8
Borrower Experience 4 5
Borrower Commitment 1 1

VALUATION REPORTS

As Complete (ARV)
$80,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



View larger map
425 Breezeview Circle
Google
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Address: 425 BREEZEVIEW CIRCLE, MACON, GA 31220

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needed to purchase this property on June 21, 2017 by Groundfloor Finance Inc. ("Groundfloor") or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, Groundfloor Finance Inc. ("GFI" the "Company," "we," "us," or "our") will continue to administer and service the loan as further described in the Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The Borrower has not undertaken any project in the past year. As such, the Borrower's average revenue, costs, and margins cannot be calculated.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No.48 to the Offering Circular dated December 8, 2015 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

YOU 2 OWN, INC.

DATE OF FORMATION ★
01/24/2017

FINANCIAL DATA
Reporting date: 06/30/17

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory	Gross Margin %
$40K	$0	0	0	N/A

PROJECTS / REVENUE
Reporting period: 2016

Completed Projects	Revenue
0	$0

PRINCIPAL

Thomas Hurd

FOCUS
Fix & Flip

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
0	0	N/A

HISTORICAL AVERAGES
Reporting period: three years ending 2016

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
1	$110K	6 months	$87K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 2409 COLORADO TRAIL SOUTHWEST, ATLANTA, GA 30331

D



Rate	Projected Term	Loan to ARV	Loan Amount	Investors
14.5%	12 months	70.6%	$57,860	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Acquisition & Renovation	First Lien	$57,860	Balloon payment - principal and interest returned on repayment / due at maturity.

BORROWER

Cash Sale Quick Close LLC
Kenneth Reed - principal

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
Total Project Costs
$82,000
$14,390
$67,610
GROUNDFLOOR
$57,860
$9,750
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$41,000	Loan To ARV	70.6%
Purchase Date	06/28/2017	Loan To Total Project Cost	85.6%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)



Loan To ARV Score
4
10
Quality of Valuation Report
3
4
Skin-in-the-Game
2
10
Location
4
8
Borrower Experience
3
5
Borrower Commitment
1
1

VALUATION REPORTS

As Complete (ARV)

$82,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



View larger map
Omaha Rd SW
2409 Colorado Trail Southwest
ELMCO EST
Pueblo Dr SW
Kimball Rd SW
Google
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Terms of Use
Report a map error

Address: 2409 COLORADO TRAIL SOUTHWEST, ATLANTA, GA 30331

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower plans to refinance the property to repay the Groundfloor loan.

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needed to purchase this property on June 28, 2017 by Groundfloor Finance Inc. ("Groundfloor") or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, Groundfloor Finance Inc. ("GFI" the "Company," "we," "us," or "our") will continue to administer and service the loan as further described in the Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The Borrower has not completed any project in the past year. As such, the Borrower's average revenue, costs, and margins cannot be calculated.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No.48 to the Offering Circular dated December 8, 2015 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

CASH SALE QUICK CLOSE LLC

DATE OF FORMATION ★

01/08/2017

FINANCIAL DATA
Reporting date: 06/30/17

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$41K	$0	0	0

PROJECTS / REVENUE
Reporting period: 2016

Completed Projects	Revenue	Gross Margin %
0	$0	N/A

PRINCIPAL
Kenneth Reed

FOCUS

Fix & Flip

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
0	0	N/A

HISTORICAL AVERAGES
Reporting period: three years ending 2016

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
5	$310K	8 months	$230K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 148 VISTA CIRCLE, EASLEY, SC 29642

B



BORROWER

Pendleton Capital Partners LLC
James Ebert - principal

Rate	Projected Term	Loan to ARV	Loan Amount	Investors
8.5%	12 months	57.2%	$64,280	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Acquisition & Renovation	First Lien	$64,280	Balloon payment - principal and interest returned on repayment / due at maturity.

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$112,447
$41,023
Total Project Costs
$71,424
GROUNDFLOOR
$64,280
$7,144
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$35,000	Loan To ARV	57.2%
Purchase Date	07/07/2017	Loan To Total Project Cost	90.0%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

Factor	Score	Max
Loan To ARV Score	5	10
Quality of Valuation Report	3	4
Skin-in-the-Game	2	10
Location	4	8
Borrower Experience	5	5
Borrower Commitment	1	1

VALUATION REPORTS

As Complete (ARV)
$112,447

- Certified Independent Appraisal
- **Broker's Price Opinion**
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



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148 Vista Circle
Google
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Address: 148 VISTA CIRCLE, EASLEY, SC 29642

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needed to purchase this property on July 7, 2017 by Groundfloor Finance Inc. ("Groundfloor") or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, Groundfloor Finance Inc. ("GFI" the "Company," "we," "us," or "our") will continue to administer and service the loan as further described in the Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No.48 to the Offering Circular dated December 8, 2015 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

PENDLETON CAPITAL PARTNERS LLC

DATE OF FORMATION ★
01/21/2016

FINANCIAL DATA (Reporting date: 06/30/17)

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$35K	$0	1	0

PROJECTS / REVENUE (Reporting period: 2016)

Completed Projects	Revenue	Gross Margin %
3	$375K	20.0%

PRINCIPAL
James Ebert

FOCUS
Fix & Flip

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
1	0	N/A

HISTORICAL AVERAGES (Reporting period: three years ending 2016)

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
4	$280K	4 months	$200K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 306 MARTHA STREET, FOREST PARK, GA 30297

C



Rate	Projected Term	Loan to ARV	Loan Amount	Investors
11%	12 months	63.5%	$67,320	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Acquisition & Renovation	First Lien	$67,320	Balloon payment - principal and interest returned on repayment / due at maturity.

BORROWER

Bolden Capital Group, LLC
Edward Bolden - principal

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$106,000
$31,500
Total Project Costs
$74,500
GROUNDFLOOR
$67,320
$7,180
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$65,000	Loan To ARV	63.5%
Purchase Date	06/29/2017	Loan To Total Project Cost	90.4%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

Factor	Score	Max
Loan To ARV Score	4	10
Quality of Valuation Report	3	4
Skin-in-the-Game	2	10
Location	4	8
Borrower Experience	5	5
Borrower Commitment	1	1

VALUATION REPORTS

As Complete (ARV)
$106,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



View larger map
306 Martha Street
Lee St
Duncan St
Tubeway Dr
Google
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Address: 306 MARTHA STREET, FOREST PARK, GA 30297

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower plans to refinance the property to repay the Groundfloor loan.

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needed to purchase this property on June 29, 2017 by Groundfloor Finance Inc. ("Groundfloor") or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, Groundfloor Finance Inc. ("GFI" the "Company," "we," "us," or "our") will continue to administer and service the loan as further described in the Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No.48 to the Offering Circular dated December 8, 2015 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

BOLDEN CAPITAL GROUP, LLC

DATE OF FORMATION ★
01/15/2016

FINANCIAL DATA
Reporting date: 06/30/17

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$600K	$0	0	0

PROJECTS / REVENUE
Reporting period: 2016

Completed Projects	Revenue	Gross Margin %
3	$205.4K	34.27%

PRINCIPAL
Edward Bolden

FOCUS
Buy & Hold

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
4	4	100%

HISTORICAL AVERAGES
Reporting period: three years ending 2016

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
3	$143K	3 months	$100K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 2443 CECELIA AVENUE, MARYVILLE, TN 37804

C



Rate	Projected Term	Loan to ARV	Loan Amount	Investors
11%	12 months	63.3%	$68,390	0

BORROWER

Mountain Capital Solutions, LLC
Billie Hendrick - principal

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Acquisition & Renovation	First Lien	$68,390	Balloon payment - principal and interest returned on repayment / due at maturity.

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$108,000
$18,360
Total Project Costs
$89,640
GROUNDFLOOR
$68,390
$21,250
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$62,000	Loan To ARV	63.3%
Purchase Date	07/14/2017	Loan To Total Project Cost	76.3%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

Factor	Score	Max
Loan To ARV Score	4	10
Quality of Valuation Report	3	4
Skin-in-the-Game	4	10
Location	4	8
Borrower Experience	3	5
Borrower Commitment	1	1

VALUATION REPORTS

As Complete (ARV)
$108,000

- Certified Independent Appraisal
- **Broker's Price Opinion**
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



View larger map
Blount County Animal Center
2443 Cecelia Avenue
E Broadway
Google
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Address: 2443 CECELIA AVENUE, MARYVILLE, TN 37804

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needed to purchase this property on July 14, 2017 by Groundfloor Finance Inc. ("Groundfloor") or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, Groundfloor Finance Inc. ("GFI" the "Company," "we," "us," or "our") will continue to administer and service the loan as further described in the Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The Borrower has not undertaken any projects since its inception. As such, the Borrower does not have any Financial Data or Projects/Revenue to report for the applicable reporting periods.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No.48 to the Offering Circular dated December 8, 2015 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

MOUNTAIN CAPITAL SOLUTIONS, LLC

DATE OF FORMATION ★
03/29/2016

FINANCIAL DATA
Reporting date: 06/30/17

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$0	$0	0	0

PROJECTS / REVENUE
Reporting period: 2016

Completed Projects	Revenue	Gross Margin %
0	$0	N/A

PRINCIPAL
Billie Hendrick

FOCUS
Fix & Flip

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
1	1	100%

HISTORICAL AVERAGES
Reporting period: three years ending 2016

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
2	$125K	6 months	$100K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 4302 GARDEN DRIVE, KNOXVILLE, TN 37918

D



Rate	Projected Term	Loan to ARV	Loan Amount	Investors
14%	12 months	63.2%	$91,630	0

BORROWER

Mountain Capital Solutions, LLC
Billie Hendrick - principal

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Acquisition & Renovation	First Lien	$91,630	Balloon payment - principal and interest returned on repayment / due at maturity.

INVEST NOW

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$145,000
$37,370
Total Project Costs
$107,630
GROUNDFLOOR
$91,630
$16,000
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$68,500	Loan To ARV	63.2%
Purchase Date	07/07/2017	Loan To Total Project Cost	85.1%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

Factor	Score	Maximum
Loan To ARV Score	4	10
Quality of Valuation Report	3	4
Skin-in-the-Game	2	10
Location	4	8
Borrower Experience	3	5
Borrower Commitment	1	1

VALUATION REPORTS

As Complete (ARV)

$145,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



View larger map
4302 Garden Drive
Google
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Address: 4302 GARDEN DRIVE, KNOXVILLE, TN 37918

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needed to purchase this property on July 7, 2017 by Groundfloor Finance Inc. ("Groundfloor") or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, Groundfloor Finance Inc. ("GFI" the "Company," "we," "us," or "our") will continue to administer and service the loan as further described in the Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The Borrower has not undertaken any projects since its inception. As such, the Borrower does not have any Financial Data or Projects/Revenue to report for the applicable reporting periods.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No.48 to the Offering Circular dated December 8, 2015 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

MOUNTAIN CAPITAL SOLUTIONS, LLC

DATE OF FORMATION ★

03/29/2016

FINANCIAL DATA
Reporting date: 06/30/17

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$0	$0	0	0

PROJECTS / REVENUE
Reporting period: 2016

Completed Projects	Revenue	Gross Margin %
0	$0	N/A

PRINCIPAL
Billie Hendrick

FOCUS

Fix & Flip

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
1	1	100%

HISTORICAL AVERAGES
Reporting period: three years ending 2016

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
2	$125K	6 months	$100K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 977 GILBERT STREET, COLUMBUS, OH 43206

C



Rate	Projected Term	Loan to ARV	Loan Amount	Investors
11%	12 months	60.9%	$92,090	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Acquisition & Renovation	First Lien	$92,090	Balloon payment - principal and interest returned on repayment / due at maturity.

BORROWER

Hazley Business Solutions, LLC
Justin Hazley - principal

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$151,122
$43,432
Total Project Costs
$107,690
GROUNDFLOOR
$92,090
$15,600
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$48,000	Loan To ARV	60.9%
Purchase Date	07/14/2017	Loan To Total Project Cost	85.5%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

Factor	Score	Max
Loan To ARV Score	5	10
Quality of Valuation Report	3	4
Skin-in-the-Game	2	10
Location	4	8
Borrower Experience	3	5
Borrower Commitment	1	1

VALUATION REPORTS

As Complete (ARV)
$151,122

- Certified Independent Appraisal
- **Broker's Price Opinion**
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



View larger map
977 Gilbert Street
Google
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Address: 977 GILBERT STREET, COLUMBUS, OH 43206

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needed to purchase this property on July 14, 2017 by Groundfloor Finance Inc. ("Groundfloor") or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, Groundfloor Finance Inc. ("GFI" the "Company," "we," "us," or "our") will continue to administer and service the loan as further described in the Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No.48 to the Offering Circular dated December 8, 2015 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

HAZLEY BUSINESS SOLUTIONS, LLC

DATE OF FORMATION ★
06/01/2013

FINANCIAL DATA (Reporting date: 06/30/17)

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$105K	$0	1	0

PROJECTS / REVENUE (Reporting period: 2016)

Completed Projects	Revenue	Gross Margin %
10	$900K	22.0%

PRINCIPAL
Justin Hazley

FOCUS
Fix & Flip

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
1	1	100%

HISTORICAL AVERAGES (Reporting period: three years ending 2016)

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
12	$170K	5 months	$125K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 1655 RICHLAND ROAD SOUTHWEST, ATLANTA, GA 30311

A



Rate	Projected Term	Loan to ARV	Loan Amount	Investors
6.5%	12 months	45.5%	$92,830	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Renovation	First Lien	$92,830	Balloon payment - principal and interest returned on repayment / due at maturity.

BORROWER

Trellis Properties
James Wehner - principal

INVEST NOW

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$204,000
$54,892
Total Project Costs
$149,108
GROUNDFLOOR
$92,830
$56,278
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$61,000	Loan To ARV	45.5%
Purchase Date	06/03/2017	Loan To Total Project Cost	62.3%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

Factor	Score	Max
Loan To ARV Score	6	10
Quality of Valuation Report	4	4
Skin-in-the-Game	7	10
Location	4	8
Borrower Experience	4	5
Borrower Commitment	1	1

VALUATION REPORTS

As Complete (ARV)
$204,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



View larger map
Beecher St
1655 Richland Road Southwest
Richland Rd
CASCADE ROAD
Google
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Address: 1655 RICHLAND ROAD SOUTHWEST, ATLANTA, GA 30311

The Borrower intends to use the loan proceeds to complete a renovation to the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needed to begin renovation of this property on June 26, 2017 by Groundfloor Finance Inc. ("Groundfloor") or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, Groundfloor Finance Inc. ("GFI" the "Company," "we," "us," or "our") will continue to administer and service the loan as further described in the Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The Borrower has not completed any project in the past year. As such, the Borrower's average revenue, costs, and margins cannot be calculated.
- The total project cost including the purchase price is $149,108. The Borrower intends to use $92,830 of the proceeds from our loan to offset that amount of the total project cost. Therefore, the Borrower is only receiving a "Skin-in-the-Game" score for the remaining $56,278 that is tied up in the project after completion of our loan.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No.48 to the Offering Circular dated December 8, 2015 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

TRELLIS PROPERTIES

DATE OF FORMATION ★
08/25/2016

FINANCIAL DATA
Reporting date: 06/30/17

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$61K	$0	0	0

PROJECTS / REVENUE
Reporting period: 2016

Completed Projects	Revenue	Gross Margin %
0	$0	N/A

PRINCIPAL

James Wehner

FOCUS
Fix & Flip

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
0	0	N/A

HISTORICAL AVERAGES
Reporting period: three years ending 2016

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
8	$165K	5 months	$125K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 325 THURSTON AVENUE, THOMASTON, GA 30286

B



Rate	Projected Term	Loan to ARV	Loan Amount	Investors
8.5%	12 months	59.7%	$93,230	0

BORROWER

Bolden Capital Group, LLC
Edward Bolden - principal

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Acquisition & Renovation	First Lien	$93,230	Balloon payment - principal and interest returned on repayment / due at maturity.

INVEST NOW

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$156,050
$52,320
Total Project Costs
$103,730
GROUNDFLOOR
$93,230
$10,500
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$95,000	Loan To ARV	59.7%
Purchase Date	TBD	Loan To Total Project Cost	89.9%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

Factor	Score	Max
Loan To ARV Score	5	10
Quality of Valuation Report	3	4
Skin-in-the-Game	2	10
Location	4	8
Borrower Experience	5	5
Borrower Commitment	1	1

VALUATION REPORTS

As Complete (ARV)

$156,050

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



View larger map
Upson Regional Medical Cen
325 Thurston Avenue
BP
Google
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Terms of Use
Report a map error

Address: 325 THURSTON AVENUE, THOMASTON, GA 30286

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower plans to refinance the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needed to purchase this property on July 14, 2017 by Groundfloor Finance Inc. ("Groundfloor") or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, Groundfloor Finance Inc. ("GFI" the "Company," "we," "us," or "our") will continue to administer and service the loan as further described in the Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No.48 to the Offering Circular dated December 8, 2015 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

BOLDEN CAPITAL GROUP, LLC

DATE OF FORMATION ★

01/15/2016

FINANCIAL DATA
Reporting date: 06/30/17

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$600K	$0	0	0

PROJECTS / REVENUE
Reporting period: 2016

Completed Projects	Revenue	Gross Margin %
3	$205.4K	34.27%

PRINCIPAL
Edward Bolden

FOCUS

Buy & Hold

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
4	4	100%

HISTORICAL AVERAGES
Reporting period: three years ending 2016

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
3	$143K	3 months	$100K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 62 COTTAGE LANE, TEMPLETON, MA 01468

C



Rate	Projected Term	Loan to ARV	Loan Amount	Investors
11%	12 months	62.3%	$105,930	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Acquisition & Renovation	First Lien	$105,930	Balloon payment - principal and interest returned on repayment / due at maturity.

Click here to view the LRO Agreement

BORROWER

Property Rehab Solutions, LLC
Chad King - principal

FINANCIAL OVERVIEW



After Repair Value (ARV)
$170,000
$29,820
Total Project Costs
$140,180
GROUNDFLOOR
$105,930
$34,250
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$95,000	Loan To ARV	62.3%
Purchase Date	06/23/2017	Loan To Total Project Cost	75.6%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

Factor	Score	Out of
Loan To ARV Score	4	10
Quality of Valuation Report	3	4
Skin-in-the-Game	4	10
Location	4	8
Borrower Experience	2	5
Borrower Commitment	1	1

VALUATION REPORTS

As Complete (ARV)

$170,000

- Certified Independent Appraisal
- **Broker's Price Opinion**
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



View larger map
Polish Am Citizen
Winter St
62 Cottage Lane
Google
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Address: 62 COTTAGE LANE, TEMPLETON, MA 01468

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needed to purchase this property on June 23, 2017 by Groundfloor Finance Inc. ("Groundfloor") or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, Groundfloor Finance Inc. ("GFI" the "Company," "we," "us," or "our") will continue to administer and service the loan as further described in the Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No.48 to the Offering Circular dated December 8, 2015 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

PROPERTY REHAB SOLUTIONS, LLC

DATE OF FORMATION ★

08/22/2016

FINANCIAL DATA
Reporting date: 06/30/17

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$95K	$0	1	0

PROJECTS / REVENUE
Reporting period: 2016

Completed Projects	Revenue	Gross Margin %
1	$270K	22.0%

PRINCIPAL
Chad King

FOCUS

Fix & Flip

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
0	0	N/A

HISTORICAL AVERAGES
Reporting period: three years ending 2016

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
1	$220K	4 months	$165K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 166 MILL GLEN ROAD, WINCHENDON, MA 01475

C



BORROWER

Purposeful Realty, LLC
Robert Matewsky - principal

Rate	Projected Term	Loan to ARV	Loan Amount	Investors
11%	12 months	60.1%	$117,980	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Renovation	First Lien	$117,980	Balloon payment - principal and interest returned on repayment / due at maturity.

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$196,440
$40,460
Total Project Costs
$155,980
GROUNDFLOOR
$117,980
$38,000
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$76,000	Loan To ARV	60.1%
Purchase Date	05/12/2017	Loan To Total Project Cost	75.6%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

Factor	Score	Out of
Loan To ARV Score	5	10
Quality of Valuation Report	3	4
Skin-in-the-Game	4	10
Location	4	8
Borrower Experience	2	5
Borrower Commitment	1	1

VALUATION REPORTS

As Complete (ARV)
$196,440

- Certified Independent Appraisal
- **Broker's Price Opinion**
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



View larger map
166 Mill Glen Road
Google
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Address: 166 MILL GLEN ROAD, WINCHENDON, MA 01475

The Borrower intends to use the loan proceeds to complete a renovation to the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needed to begin renovation of this property on June 23, 2017 by Groundfloor Finance Inc. ("Groundfloor") or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, Groundfloor Finance Inc. ("GFI" the "Company," "we," "us," or "our") will continue to administer and service the loan as further described in the Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The property was purchased for $76,000. The Borrower intends to use $38,000 of the proceeds from our loan to offset that amount of the purchase price of the property. Therefore, the Borrower is only receiving a "Skin-in-the-Game" score for the remaining $38,000 that is tied up in the project after completion of our loan.
- The Borrower has not undertaken any project in the past year. As such, the Borrower's average revenue, costs, and margins cannot be calculated.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No.48 to the Offering Circular dated December 8, 2015 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

PURPOSEFUL REALTY, LLC

DATE OF FORMATION ★
05/08/2017

FINANCIAL DATA
Reporting date: 06/30/17

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$76K	$0	0	0

PROJECTS / REVENUE
Reporting period: 2016

Completed Projects	Revenue	Gross Margin %
0	$0	N/A

PRINCIPAL
Robert Matewsky

FOCUS
Fix & Flip

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
0	0	N/A

HISTORICAL AVERAGES
Reporting period: three years ending 2016

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
2	$170K	3 months	$105K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 823 GILBERT STREET, COLUMBUS, OH 43206



C

Rate	Projected Term	Loan to ARV	Loan Amount	Investors
11%	12 months	62.0%	$124,000	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Acquisition & Renovation	First Lien	$124,000	Balloon payment - principal and interest returned on repayment / due at maturity.

INVEST NOW

Click here to view the LRO Agreement

BORROWER

Hazley Business Solutions, LLC
Justin Hazley - principal

FINANCIAL OVERVIEW



After Repair Value (ARV)
$200,000
$54,775
Total Project Costs
$145,225
GROUNDFLOOR
$124,000
$21,225
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$47,000	Loan To ARV	62.0%
Purchase Date	07/14/2017	Loan To Total Project Cost	85.4%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

Factor	Score	Max
Loan To ARV Score	5	10
Quality of Valuation Report	3	4
Skin-in-the-Game	2	10
Location	4	8
Borrower Experience	3	5
Borrower Commitment	1	1

VALUATION REPORTS

As Complete (ARV)
$200,000

- Certified Independent Appraisal
- **Broker's Price Opinion**
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



View larger map
E Livingston Ave
823 Gilbert Street
Columbus St
Kossuth St
E Columbus St
Google
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Address: 823 GILBERT STREET, COLUMBUS, OH 43206

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needed to purchase this property on July 14, 2017 by Groundfloor Finance Inc. ("Groundfloor") or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, Groundfloor Finance Inc. ("GFI" the "Company," "we," "us," or "our") will continue to administer and service the loan as further described in the Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No.48 to the Offering Circular dated December 8, 2015 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

HAZLEY BUSINESS SOLUTIONS, LLC

DATE OF FORMATION ★
06/01/2013

FINANCIAL DATA
Reporting date: 06/30/17

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$105K	$0	1	0

PROJECTS / REVENUE
Reporting period: 2016

Completed Projects	Revenue	Gross Margin %
10	$900K	22.0%

PRINCIPAL
Justin Hazley

FOCUS
Fix & Flip

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
1	1	100%

HISTORICAL AVERAGES
Reporting period: three years ending 2016

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
12	$170K	5 months	$125K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 205 ALGRAVE WAY, COLUMBIA, SC 29229

C



BORROWER

Merrimack Enterprises LLC
Khaled Abdel-Fattah - principal

Rate	Projected Term	Loan to ARV	Loan Amount	Investors
10%	6 months	70.6%	$140,520	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Acquisition & Renovation	First Lien	$140,520	Balloon payment - principal and interest returned on repayment / due at maturity.

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$199,000
$16,480
Total Project Costs
$182,520
GROUNDFLOOR
$140,520
$42,000
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$167,499	Loan To ARV	70.6%
Purchase Date	06/30/2017	Loan To Total Project Cost	77.0%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)



Loan To ARV Score
3
10
Quality of Valuation Report
3
4
Skin-in-the-Game
3
10
Location
4
8
Borrower Experience
5
5
Borrower Commitment
1
1

VALUATION REPORTS

As Complete (ARV)

$199,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



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205 Algrave Way
The Reserve At Lake Carolina
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Address: 205 ALGRAVE WAY, COLUMBIA, SC 29229

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needed to purchase this property on June 30, 2017 by Groundfloor Finance Inc. ("Groundfloor") or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, Groundfloor Finance Inc. ("GFI" the "Company," "we," "us," or "our") will continue to administer and service the loan as further described in the Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No.48 to the Offering Circular dated December 8, 2015 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

MERRIMACK ENTERPRISES LLC

DATE OF FORMATION ★

05/26/2016

FINANCIAL DATA — Reporting date: 06/30/17

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$167.5K	$0	0	0

PROJECTS / REVENUE — Reporting period: 2016

Completed Projects	Revenue	Gross Margin %
1	$160K	37.5%

PRINCIPAL
Khaled Abdel-Fattah

FOCUS

Fix & Flip

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
0	0	N/A

HISTORICAL AVERAGES — Reporting period: three years ending 2016

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
3	$210K	6 months	$175K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 311 WOOD IBIS AVENUE, TARPON SPRINGS, FL 34689

C



BORROWER

J.B. Real Invest LLC
Roxana Bello - principal

Rate	Projected Term	Loan to ARV	Loan Amount	Investors
11%	12 months	69.7%	$163,900	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Acquisition & Renovation	First Lien	$163,900	Balloon payment - principal and interest returned on repayment / due at maturity.

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$235,000
$49,600
Total Project Costs
$185,400
GROUNDFLOOR
$163,900
$21,500
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$152,250	Loan To ARV	69.7%
Purchase Date	06/29/2017	Loan To Total Project Cost	88.4%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

Factor	Score	Max
Loan To ARV Score	4	10
Quality of Valuation Report	3	4
Skin-in-the-Game	2	10
Location	4	8
Borrower Experience	5	5
Borrower Commitment	1	1

VALUATION REPORTS

As Complete (ARV)
$235,000

- Certified Independent Appraisal
- **Broker's Price Opinion**
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



View larger map
Wellington Dr
HOLIDAY LAKE VILLAS COND
Anclote Blvd
Wood Chuck
311 Wood Ibis Avenue
Wood Dove Ave
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Address: 311 WOOD IBIS AVENUE, TARPON SPRINGS, FL 34689

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needed to purchase this property on June 29, 2017 by Groundfloor Finance Inc. ("Groundfloor") or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, Groundfloor Finance Inc. ("GFI" the "Company," "we," "us," or "our") will continue to administer and service the loan as further described in the Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No.48 to the Offering Circular dated December 8, 2015 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

J.B. REAL INVEST LLC

DATE OF FORMATION ★
07/01/2013

FINANCIAL DATA
Reporting date: 06/30/17

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$2.5M	$600K	6	0

PROJECTS / REVENUE
Reporting period: 2016

Completed Projects	Revenue	Gross Margin %
13	$7M	22.0%

PRINCIPAL
Roxana Bello

FOCUS
Fix & Flip

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
0	0	N/A

HISTORICAL AVERAGES
Reporting period: three years ending 2016

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
25	$290K	6 months	$220K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 116 93RD AVENUE, TREASURE ISLAND, FL 33706

D



Rate	Projected Term	Loan to ARV	Loan Amount	Investors
14%	9 months	69.4%	$208,090	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Acquisition & Renovation	First Lien	$208,090	Balloon payment - principal and interest returned on repayment / due at maturity.

BORROWER

RKC Realty Group
Roberto Camejo - principal

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$300,000
$41,910
Total Project Costs
$258,090
GROUNDFLOOR
$208,090
$50,000
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$210,000	Loan To ARV	69.4%
Purchase Date	TBD	Loan To Total Project Cost	80.6%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

Factor	Score	Max
Loan To ARV Score	4	10
Quality of Valuation Report	4	4
Skin-in-the-Game	3	10
Location	4	8
Borrower Experience	3	5
Borrower Commitment	1	1

VALUATION REPORTS

As Complete (ARV)
$300,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



View larger map
Yacht & Club As
116 93rd Avenue
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Address: 116 93RD AVENUE, TREASURE ISLAND, FL 33706

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower plans to refinance the property to repay the Groundfloor loan.

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needed to purchase this property on June 23, 2017 by Groundfloor Finance Inc. ("Groundfloor") or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, Groundfloor Finance Inc. ("GFI" the "Company," "we," "us," or "our") will continue to administer and service the loan as further described in the Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No.48 to the Offering Circular dated December 8, 2015 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

RKC REALTY GROUP

DATE OF FORMATION ★
04/01/2015

FINANCIAL DATA — Reporting date: 06/30/17

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$210K	$0	0	0

PROJECTS / REVENUE — Reporting period: 2016

Completed Projects	Revenue	Gross Margin %
5	$890K	20.78%

PRINCIPAL
Roberto Camejo

FOCUS
Buy & Hold

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
0	0	N/A

HISTORICAL AVERAGES — Reporting period: three years ending 2016

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
2	$170K	6 months	$130K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 341 HIGHLAND AVENUE, CITY OF ORANGE, NJ 07050

C



BORROWER

Seni Real Estate Holding I LLC
Wilfredo Rodriguez - principal

Rate	Projected Term	Loan to ARV	Loan Amount	Investors
11%	12 months	65.9%	$214,050	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Renovation	First Lien	$214,050	Balloon payment - principal and interest returned on repayment / due at maturity.

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$325,000
$74,300
Total Project Costs
$250,700
GROUNDFLOOR
$214,050
$36,650
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$160,000	Loan To ARV	65.9%
Purchase Date	06/23/2017	Loan To Total Project Cost	85.4%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

Factor	Score	Max
Loan To ARV Score	4	10
Quality of Valuation Report	4	4
Skin-in-the-Game	2	10
Location	4	8
Borrower Experience	4	5
Borrower Commitment	1	1

VALUATION REPORTS

As Complete (ARV)

$325,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



View larger map
Walgreens
341 Highland Avenue
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Address: 341 HIGHLAND AVENUE, CITY OF ORANGE, NJ 07050

The Borrower intends to use the loan proceeds to complete a renovation to the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needed to begin renovation of this property on June 23, 2017 by Groundfloor Finance Inc. ("Groundfloor") or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, Groundfloor Finance Inc. ("GFI" the "Company," "we," "us," or "our") will continue to administer and service the loan as further described in the Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The property was purchased for $160,000. The Borrower intends to use $123,350 of the proceeds from our loan to offset that amount of the purchase price of the property. Therefore, the Borrower is only receiving a "Skin-in-the-Game" score for the remaining $36,650 that is tied up in the project after completion of our loan.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No.48 to the Offering Circular dated December 8, 2015 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

SENI REAL ESTATE HOLDING I LLC

DATE OF FORMATION ★

03/11/2016

FINANCIAL DATA
Reporting date: 06/30/17

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$160K	$13.5K	0	0

PROJECTS / REVENUE
Reporting period: 2016

Completed Projects	Revenue	Gross Margin %
1	$180K	26.67%

PRINCIPAL
Wilfredo Rodriguez

FOCUS

Fix & Flip

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
0	0	N/A

HISTORICAL AVERAGES
Reporting period: three years ending 2016

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
3	$190K	7 months	$140K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 8250 DANUBIAN PLACE, TRINITY, FL 34655

C



BORROWER

J.B. Real Invest LLC
Roxana Bello - principal

Rate	Projected Term	Loan to ARV	Loan Amount	Investors
11%	12 months	65.2%	$228,160	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Acquisition & Renovation	First Lien	$228,160	Balloon payment - principal and interest returned on repayment / due at maturity.

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$350,000
$67,340
Total Project Costs
$282,660
GROUNDFLOOR
$228,160
$54,500
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$241,605	Loan To ARV	65.2%
Purchase Date	07/14/2017	Loan To Total Project Cost	80.7%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

Factor	Score	Max
Loan To ARV Score	4	10
Quality of Valuation Report	4	4
Skin-in-the-Game	3	10
Location	4	8
Borrower Experience	3	5
Borrower Commitment	1	1

VALUATION REPORTS

As Complete (ARV)
$350,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



View larger map
Mitchell Blvd
Trinity Oaks Elementary School
8250 Danubian Place
TRINITY OAKS
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Address: 8250 DANUBIAN PLACE, TRINITY, FL 34655

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needed to purchase this property on July 14, 2017 by Groundfloor Finance Inc. ("Groundfloor") or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, Groundfloor Finance Inc. ("GFI" the "Company," "we," "us," or "our") will continue to administer and service the loan as further described in the Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No.48 to the Offering Circular dated December 8, 2015 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

J.B. REAL INVEST LLC

DATE OF FORMATION ★
07/01/2013

FINANCIAL DATA
Reporting date: 06/30/17

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$2.5M	$600K	6	0

PROJECTS / REVENUE
Reporting period: 2016

Completed Projects	Revenue	Gross Margin %
13	$7M	22.0%

PRINCIPAL
Roxana Bello

FOCUS
Fix & Flip

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
0	0	N/A

HISTORICAL AVERAGES
Reporting period: three years ending 2016

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
25	$290K	6 months	$220K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 26 HIXON COURT, NORTH ATTLEBOROUGH, MA 02760 C Rate Projected Term Loan to ARV Loan Amount Investors 11% 12 months 68.9% $237,840 0 Purpose Loan Position Total Loan Amount Repayment Terms Acquisition & Renovation First Lien $237,840 Balloon payment - principal and interest returned on repayment / due at maturity. BORROWER Jones Development, LLC Richard Jones - principal Click here to view the LRO Agreement FINANCIAL OVERVIEW After Repair Value (ARV) $345,000 $43,235 Total Project Costs $301,765 GROUNDFLOOR $237,840 $63,925 0% Skin-in-the-Game First Lien Loan Cushion Purchase Price $194,000 Loan To ARV 68.9% Purchase Date 07/14/2017 Loan To Total Project Cost 78.8% GRADE FACTORS The following factors determine in part how the loan was graded: (in descending order of importance) Loan To ARV Score 4 10 Quality of Valuation Report 4 4 Skin-in-the-Game 3 10 Location 4 8 Borrower Experience 3 5 Borrower Commitment 1 1 VALUATION REPORTS As Complete (ARV) $345,000 Certified Independent Appraisal Broker’s Price Opinion Borrower Provided Appraisal Borrower Provided Comps PROPERTY DESCRIPTION Address: 26 HIXON COURT, NOTH ATTLEBOROUGH, MA 02760 The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan. Click here to view the LRO Agreement PROPERTY PHOTOS MISCELLANEOUS PROJECT SPECIFIC RISK FACTORS The Borrower was advanced the money it needed to purchase this property on July 14, 2017 by Groundfloor Finance Inc. (“Groundfloor”) or a wholly-owned subsidiary of Groundloor. The Borrower is now in possession of the property. If this offering is fully subscribed, Goundfloor Finance Inc. (“GFI” the “Company,” “we,” “us,” or “our”) will continue to administer and service the loan as further described in the Offering Circular. The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues. The renovation will require permitting, and permits may not be obtained on time or may be denied. Please consult the Offering Circular for further discussion of general risk factors. CLOSING CONDITIONS Loan is conditioned upon a clean title search and valid title insurance at the time of close. DEVELOPER FEES GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services. GROUNDFLOOR does not take a ‘spread’ on any part of the interest payments. Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500. Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR ‘Fees and Expenses’ in the Offering Circular. SEC FILING INFORMATION The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 48 to the Offering Circular dated December 8, 2015 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform. BORROWER SUMMARY UNLESS NOTED WITH A*, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE. JONES DEVELOPMENT, LLC DATE OF FORMATION* 06/05/2015 FINANCIAL DATA PROJECTS / REVENUE Reporting date: 06/30/17 Reporting period: 2016 Value of Properties Total Debt Completed Projects Revenue $0 $0 2 $350K Unsold Inventory Aged Inventory Gross Margin % 0 N/A 31.42% PRINCIPAL Richard Jones FOCUS Fix & Flip GROUNDFLOOR HISTORY * HISTORICAL AVERAGES Reporting period: three years ending 2016 Loans Funded Loans Repaid Completed Projects Per Year Average Project Revenue 0 0 1 $330K On Time Repayment Average Project Time Average Total Project Costs N/A 5 months $210K THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PS-300

PART III — EXHIBITS

Exhibit Index

			Incorporated by Reference
Exhibit Number	Exhibit Description (hyperlink)	Filed Herewith	Form	File No.	Exhibit	Filing Date

2.1	Groundfloor Finance Inc. Second Amended and Restated Articles of Incorporation		1-A/A	024-10496	2.1	November 25, 2015

2.2	Groundfloor Finance Inc. Bylaws		1-A/A	024-10440	2.2	July 1, 2015

3.1	Amended and Restated Investors’ Rights Agreement		1-A/A	024-10496	3.1	November 25, 2015

3.2	Form of Investor Agreement		1-A/A	024-10440	3.3	August 21, 2015

4.1	Standard Form of LRO Agreement		1-A/A	024-10496	N/A	December 8, 2015

6.1	Executive Employment Agreement with Brian Dally dated November 19, 2014		1-A/A	024-10440	6.1	July 1, 2015

6.2	Executive Employment Agreement with Nikhil Bhargava dated November 19, 2014		1-A/A	024-10440	6.2	July 1, 2015

6.3	Offer Letter for Chris Schmitt dated February 24, 2014		1-A/A	024-10440	6.5	July 1, 2015

6.4	2013 Stock Option Plan		1-A/A	024-10440	6.6	July 1, 2015

6.5	Option Award Agreement for Michael Olander Jr.		1-A/A	024-10440	6.8	July 1, 2015

6.6	Option Award Agreement for Chris Schmitt		1-A/A	024-10440	6.9	July 1, 2015

6.7	Option Award Agreement for Richard Tuley		1-A	024-10488	6.11	October 7, 2015

6.8	Option Award Agreement for Bruce Boehm		1-A	024-10488	6.12	October 7, 2015

6.9	Stock Repurchase Agreement for Nikhil Bhargava		1-A/A	024-10440	6.11	July 1, 2015

6.10	Stock Repurchase Agreement for Brian Dally		1-A/A	024-10440	6.12	July 1, 2015

6.11	Stock Repurchase Agreement for Chris Schmitt		1-A/A	024-10440	6.13	July 1, 2015

6.12	Series Seed Preferred Stock Purchase Agreement		1-A/A	024-10440	3.1	July 1, 2015

			Incorporated by Reference
Exhibit Number	Exhibit Description (hyperlink)	Filed Herewith	Form	File No.	Exhibit	Filing Date

6.13	Series A Preferred Stock Purchase Agreement		1-A/A	024-10496	6.18	November 25, 2015

6.14	Right of First Refusal and Co-Sale Agreement		1-A/A	024-10496	6.19	November 25, 2015

6.15	Form of Loan Agreement		1-A/A	024-10440	6.14	July 1, 2015

6.16	Form of Promissory Note		1-A/A	024-10440	6.15	July 1, 2015

10.1	Power of attorney		1-A	024-10496	N/A	November 19, 2015

10.2	Power of attorney with new director		1-A/A	024-10496	N/A	November 25, 2015

11.1	Consent of Hughes Pitman & Gupton, LLP		1-A POS	024-10496	11.1	April 18, 2017

11.2	Consent of Robbins Ross Alloy Belinfante Littlefield LLC (included as part of Exhibit 12.1)	X

12.1	Opinion of Robbins Ross Alloy Belinfante Littlefield LLC	X

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on July 20, 2017.

GROUNDFLOOR FINANCE INC.

By:	/s/ Nick Bhargava
Name:	Nick Bhargava
Title:	Executive Vice President, Secretary and Acting Chief Financial Officer

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President, Chief Executive Officer and Director (Principal Executive Officer)	July 20, 2017
Brian Dally

/s/ Nick Bhargava	Executive Vice President, Secretary, Acting Chief Financial Officer and Director (Principal Financial and Accounting Officer)	July 20, 2017
Nick Bhargava

*	Director	July 20, 2017
Sergei Kouzmine

*	Director	July 20, 2017
Bruce Boehm

*	Director	July 20, 2017
Michael Olander Jr.

*	Director	July 20, 2017
Richard Tuley Jr.

*By:	/s/ Nick Bhargava
Nick Bhargava
Attorney-in-fact